EXHIBIT 2.3

                                     Waiver


         Reference is made to that certain Securities Purchase and Sale Agreement dated May 2, 1996, as amended (the "Agreement"), among GCI Cable, Inc. (as assignee of General Communication, Inc.)("Buyer"), Prime II Management, L.P. and the "Sellers" named therein. Capitalized terms used in this Waiver and not otherwise defined shall have the meanings ascribed to them in the Agreement.

         Section 9.5 of the Agreement provides that it is a condition precedent to Buyer's obligation to consummate the transactions contemplated by the Agreement that as of the Closing Date, the combined outstanding subordinated and senior debt for the Company shall not exceed $108,000,000 in the aggregate (i) less any positive working capital balance or plus any working capital deficit, as the case may be, calculated without regard to the current portion of long term debt, (ii) excluding the Profit Participation Obligation, and (iii) plus indebtedness in an amount equal to the sum of (X) the Prime Upgrade Expense, (Y) the aggregate amount of any Prime Cap-Ex Excess excluding any expenditures on the Alaska System Upgrade (including in such excluded expenditures the Prime Upgrade Expense), and (Z) the Prime Cash Flow Shortfall (the "Company Debt Limit"). The Company has exceeded the Company Debt Limit by $66,000.

         Section 11.3 of the Agreement provides that it is a condition precedent to Buyer's and Sellers' obligations to consummate the transactions contemplated by the Agreement that all "Required Consents" identified on Schedules 4 and 16 to the Agreement as "Material Required Consents," or waivers thereof, be obtained. Buyer and Seller acknowledge that the consent referenced as item D.2 (the "Military Base Consent") on Schedule 4 to the Agreement will not be obtained prior to the Final Closing.

         Buyer hereby waives the failure of the Buyer's closing  condition under
Section 9.5 of the Agreement, and Buyer and Sellers hereby each waive their mutual closing condition under Section 11.3 of the Agreement with respect to the Military Base Consent, to have been met as of the Final Closing and agree to proceed with the consummation of the transactions contemplated by the Agreement.

         Dated to be effective as of October 31, 1996.

                                 BUYER:

                                 GCI Cable, Inc.

                                 By: /s/
                                     John Lowber
                                     Secretary



                                          General Communication, Inc. - Form 8-K

                                 SELLERS:

                                 PRIME VENTURE I HOLDINGS, L.P., PRIME CABLE GROWTH PARTNERS, L.P., PRIME CABLE LIMITED PARTNERSHIP, BANCBOSTON CAPITAL, INC., FIRST CHICAGO INVESTMENT CORPORATION, MADISON DEARBORN PARTNERS V, PRIME VENTURE II, L.P., AUSTIN VENTURES, L.P., WILLIAM BLAIR VENTURE PARTNERS III LIMITED PARTNERSHIP, CENTENNIAL FUND II, L.P., CENTENNIAL FUND III, L.P., and CENTENNIAL BUSINESS DEVELOPMENT FUND, LTD., by Prime II Management, L.P. as Sellers'Agent pursuant to Section 19.13 of the Agreement

                                 Prime II Management L.P.

                                 By: Prime II Management, Inc.
                                 Its: General Partner


                                 By: /s/
                                 Name: Rudolph H. Green
                                 Title: Vice President

         Agreed to and Acknowledged:

         GENERAL COMMUNICATION, INC.


         By:  /s/
              John M. Lowber, Senior Vice President



                                          General Communication, Inc. - Form 8-K
and

         PRIME II MANAGEMENT, L.P.
         By:      Its General Partner,
         Prime II Management, Inc.


         By: /s/
         Name: Rudolph H. Green
         Title: Vice President



                                          General Communication, Inc. - Form 8-K
                                                                         Page 35